UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 10, 2008
FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33059	20-5657551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a)	With respect to the appointment and departure of principal officers, Charles W. Grinnell, the Registrant’s Vice President, General Counsel and Secretary, previously announced his January 31, 2009 retirement from employment with the Registrant. In anticipation of Mr. Grinnell’s retirement, on December 10, 2008 the Board of Directors of the Registrant elected Albert G. Grigonis as Vice President, General Counsel and Secretary of the Registrant to succeed Mr. Grinnell to be effective on December 10, 2008. Mr. Grinnell will remain an employee of the Registrant during a transitional period ending January 31, 2009. Also, for a term that will end upon his January 31, 2009 retirement from employment with the Registrant, the Board of Directors of the Registrant elected Charles W. Grinnell as Vice President, Legal Affairs. Mr. Grinnell’s compensation from the Registrant through January 31, 2009 shall remain unchanged.

(b)	There is no family relationship between Mr. Grigonis or Mr. Grinnell and any director, executive officer, or person nominated or chosen by the Registrant to become a director or executive officer.

(c)	Mr. Grigonis, age 58, was formerly Assistant General Counsel of the Registrant. Mr. Grinnell, age 71, was formerly Vice President, General Counsel and Secretary of the Registrant.

(d)	As compensation from the Registrant commencing on January 1, 2009, Mr. Grigonis will receive an annual base salary of $170,000 and a Target Participation Percentage of 25% of Base Salary in Registrant’s Corporate Incentive Plan. Mr. Grigonis participates in benefit and welfare programs offered by Registrant. In addition, prior to his election as an officer of Registrant, during his employment with Registrant, Mr. Grigonis was awarded three non-qualified stock option awards by the Registrant of Registrant’s common stock with exercise prices ranging from $8.46 to $25.49 to acquire a total of 50,000 shares of such stock.

(e)	Other than as stated above, there is no arrangement or understanding as to Mr. Grigonis’ or Mr. Grinnell’s employment with the Registrant, or its directors or officers. Upon commencement of employment with the Registrant, Mr. Grigonis and Mr. Grinnell each entered into the Registrant’s standard form of employment agreement which covered the above elements of compensation, established employment at will for each of them with the Registrant, and provided for the protection of the Registrant’s intellectual and other property and for the assignment of inventions to the Registrant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc. (Registrant)

Date: December 16, 2008
	By:	/s/ John P. Graham
John P. Graham
Chief Financial Officer, Sr. Vice President and Treasurer